Exhibit 1.1

Acorda Therapeutics, Inc.

4,000,000 Shares

Common Stock

UNDERWRITING AGREEMENT

dated August 6, 2008

DEUTSCHE BANK SECURITIES INC.

UNDERWRITING AGREEMENT

August 6, 2008

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Introductory. Acorda Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Deutsche Bank Securities Inc. (the “Underwriter”) an aggregate of 4,000,000 shares (the “Firm Common Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”). In addition, the Company has granted to the Underwriter an option to purchase up to an additional 600,000 shares (the “Optional Common Shares”) of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares, are collectively called the “Common Shares”.

The Company hereby confirms its agreement with the Underwriter as follows:

SECTION 1. Representations and Warranties. The Company hereby represents, warrants and covenants to the Underwriter, as of the date of this Underwriting Agreement (this “Agreement”), as follows:

(a)                                  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-152826), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Common Shares. Such registration statement, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  The term “Prospectus” shall mean the final prospectus relating to the Common Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of the Prospectus under the Exchange Act, and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b)                                 Compliance with Registration and Exchange Act Requirements. The Registration Statement became effective upon filing with the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission, if any, for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Base Prospectus included in the Disclosure Package (as defined below) and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at the date hereof, the Closing Date (as defined herein) and any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement  or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, based upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9 hereof. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(c)                                  Company is Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange

Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Common Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof.

(d)                                 Offering Materials Furnished to the Underwriter. The Company has delivered to the Underwriter one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter reasonably requests.

(e)                                  Disclosure Package. The term “Disclosure Package” shall mean, collectively, (i) the Base Prospectus that is included in the Registration Statement immediately prior to the Applicable Time (as defined below), as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule A hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (iv) the information set forth in Schedule B hereto. As of 8:30 a.m. (New York time) on August 7, 2008 (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 9 hereof.

(f)                                    Company Not Ineligible Issuer. (i) At the time of filing of the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(g)                                 Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9 hereof.

(h)                                 Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriter’s distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter or included in Schedule A hereto or the Registration Statement.

(i)                                     The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(j)                                     Authorization of the Common Shares. The Common Shares to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(k)                                  No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Common Shares.

(l)                                     No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(m)                               No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiary, taken as a whole (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiary have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, except for dividends paid to the Company, on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

(n)                                 Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act.

(o)                                 Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiary as of and at the dates indicated and the results of its operations and cash flows for the periods specified on the basis stated therein. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data with respect to the fiscal years ended June 30, 2003, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006, December 31, 2007, and the six months ended December 31, 2003, June 30, 2007 and June 30, 2008, in each case, set forth, or incorporated by reference, in the Disclosure Package and the Prospectus under the captions “Prospectus Supplement Summary – Summary Consolidated Financial Data” and “Selected Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained, or incorporated by reference, in the Registration Statement.

(p)                                 Incorporation and Good Standing of the Company and Its Subsidiary. Each of the Company and its subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of the Company’s subsidiary issued to the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned, as described in the Prospectus, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except (i) such as are described in the Disclosure Packages and the Prospectus, (ii) such as do not materially and adversely affect the value of such capital stock and (iii) such as do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiary listed in Exhibit 21.1 to the Company’s registration statement on Form S-1, file number (333-128827).

(q)                                 Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its subsidiary other than those accurately described in all material respects in the Disclosure Package and the Prospectus. The description of the Company’s 1999 Employee Stock Option Plan and 2006 Employee Incentive Plan, and the options or other rights granted thereunder, set forth in each of the Disclosure Package and the Prospectus accurately and fairly summarizes in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(r)                                    Listing. The Common Shares have been approved for listing on Nasdaq Global Market, subject only to official notice of issuance.

(s)                                  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor its subsidiary is (i) in violation or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by-laws, (ii) is in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiary is subject (each, an “Existing Instrument”), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company or its subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events (as defined below), liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, regulation, order or decree applicable to the Company or its subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of its or their properties, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”) and (B) such consents, approvals, authorizations, orders, registrations or qualifications that, if not obtained or made, would not individually or in the aggregate result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiary.

(t)                                    No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or its subsidiary, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or its subsidiary or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or its subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(u)                                 Labor Matters. No material labor problem or dispute with the employees of the Company or its subsidiary exists or, to the best of the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of its or its subsidiary’s principal suppliers, contractors or customers, that could have a Material Adverse Change.

(v)                                 Intellectual Property Rights. The Company and its subsidiary own or possess, license or have the right to use trademarks, servicemarks, trade names, patents, copyrights, and any registrations and applications for any of the foregoing, domain names, licenses, approvals, trade secrets, know–how, inventions, technology and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted and as proposed to be conducted in each of the Disclosure Package and the Prospectus. Except as has been disclosed in each of the Disclosure Package and the Prospectus, neither the Company nor its subsidiary has received any written notice from third-parties of infringement, misappropriation or conflict with asserted Intellectual Property Rights of others, and the Company is unaware of any other facts which would form a reasonable basis for any such claim. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein accurately in all material respects. The Company has not received any written notice of and is not in material breach of any of its obligations under any material options, licenses, or agreements with respect to the Intellectual Property Rights and to the Company’s knowledge, no other party to such options, licenses or agreements is in material breach thereof. None of the technology employed by the Company in any material respect has been obtained or is being used by the Company in violation of any material contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons. Except as set forth in the Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any material portion of any Intellectual Property Rights owned by the Company; (b) to the Company’s knowledge, there is no material infringement by third parties of any Intellectual Property Rights owned by or exclusively licensed to the Company; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or written claim by others challenging the Company’s rights in or to any material Intellectual Property Rights owned by or exclusively licensed to the Company, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or written claim by others challenging the validity or scope of any Intellectual Property Rights owned by or exclusively licensed to the Company, and the Company is unaware of any facts which would form a reasonable basis for any such claim and to the Company’s knowledge, such Intellectual Property Rights are valid and enforceable.

(w)                               All Necessary Permits, etc. The Company and its subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor its subsidiary has received any notice from such an agency or body seeking to revoke, or asserting that the Company is in non-compliance with, any such license, certificate, authorization or permit, which if such license, certificate, authorization or permit were revoked or found to be noncompliant would have a Material Adverse Change.

(x)                                   Title to Properties. The Company and its subsidiary have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(o) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) such as are described in the Disclosure Package and the Prospectus, (ii) such as do not materially and adversely affect the value of such property or (iii) such as do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or its subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or its subsidiary.

(y)                                 Tax Law Compliance. The Company and its consolidated subsidiary have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(o) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or its consolidated subsidiary has not been finally determined.

(z)                                   Company Not an “Investment Company.”  The Company has been advised of the requirements of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”). The Company is not, and after receipt of payment for the Common Shares and application of the proceeds thereof as contemplated under “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.

(aa)                            Insurance. Each of the Company and its subsidiary are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiary against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance and surety bonds insuring the Company or its subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it or its subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor its subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(bb)                          No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Common Shares on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act.

(cc)                            Related Party Transactions. There are no business relationships or related-party transactions involving the Company or its subsidiary or any other person required to be described in the Disclosure Package or the Prospectus that have not been described as required.

(dd)                          Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)                            Earnings Statement. The Company agrees with the Underwriter to make generally available to its stockholders as soon as practicable an earnings statement or statements satisfying the provisions of Section 11(a) of the Securities Act.

(ff)                                No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)                          Disclosure Controls. The Company and its subsidiary maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiary have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(hh)                          Stock Options. Except as described or reflected in the Disclosure Package and the Prospectus, as of the date hereof, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Market and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(ii)                                  No Unlawful Contributions or Other Payments. Neither the Company nor its subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or its subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(jj)                                  Sarbanes-Oxley. The Company and each of the Company’s directors and officers, in their capacities as such, are in material compliance with all applicable provisions of the U.S. Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)                            Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor its subsidiary is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiary under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or its subsidiary received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or its subsidiary is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company or its subsidiary, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or its subsidiary or any person or entity whose liability for any Environmental Claim the Company or its subsidiary has retained or assumed either contractually or by operation of law; (iii) to the best of the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or its subsidiary or against any person or entity whose liability for any Environmental Claim the Company or its subsidiary has retained or assumed either contractually or by operation of law, and (iv) neither the Company nor its subsidiary is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(ll)                                  ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the

Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or its subsidiary that could result in a Material Adverse Change; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its subsidiary that could result in a Material Adverse Change. None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company or its subsidiary compared to the amount of such contributions made in the Company’s and its subsidiary’s most recently completed fiscal year; (ii) a material increase in the Company’s and subsidiary’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s and its subsidiary’s most recently completed fiscal year except for any increases in the ordinary course of business related to the increased number of employees of the Company and the addition of a matching benefit under the Company’s 401(k) plan; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could result in a Material Adverse Change; or (iv) the filing of a claim by one or more employees or former employees of the Company or its subsidiary related to its or their employment that could result in a Material Adverse Change. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or its subsidiary may have any liability.

(mm)                      Brokers. Other than as required by the terms of this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(nn)                          Not a “Significant Subsidiary”. The Company’s subsidiary is not a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act.

(oo)                          No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to, or for the benefit of, any of the officers or directors of the Company.

(pp)                          Strategic Agreements. Except as otherwise described in the Prospectus or as would not individually or in the aggregate result in a Material Adverse Change, each of the collaboration or strategic alliance agreements, including without limitation, license and supply agreements, described in the Prospectus (collectively, the “Strategic Agreements”) is in full force and effect and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and reorganization, moratorium or other similar laws.

(qq)                          Prospectus Statements. The statements incorporated by reference in the Prospectus from the Company’s annual report on Form 10-K for the year ended December 31, 2007, under the caption

“Business—Collaborations, Alliances and License Agreements,” insofar as they purport to describe the provisions of the agreements referred to therein, under the caption “Business–Government Regulation,” insofar as they purport to describe the provisions of the laws and regulations referred to therein, are accurate descriptions or summaries in all material respects.

Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Purchase, Sale and Delivery of the Common Shares.

(a)                                  The Firm Common Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the Underwriter, and on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company, an aggregate of 4,000,000 Firm Common Shares at a purchase price per Firm Common Share to be paid by the Underwriter to the Company of $27.60 per share.

(b)                                 The Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York (or such other place as may be agreed to by the Company and the Underwriter) at 9:00 a.m. New York time, on August 12, 2008, or such other subsequent date and time not later than 1:30 p.m. New York time on such date as the Underwriter shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus.

(c)                                  The Optional Common Shares; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of 600,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriter for the Firm Common Shares. The option granted hereunder may be exercised at any time and from time to time (but no more than twice) upon notice by the Underwriter to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriter is exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Underwriter and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The Underwriter may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)                                 Public Offering of the Common Shares. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, as described in the Prospectus, the Common Shares as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.

(e)                                  Payment for the Common Shares. Payment for the Common Shares to be sold by the Company shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

(f)                                    Delivery of the Common Shares. Delivery of the Firm Common Shares and the Optional Common Shares shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

(g)                                 Delivery of Prospectus to the Underwriter. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

SECTION 3. Covenants. The Company covenants and agrees with the Underwriter as follows:

(a)                                  Underwriter’s Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Underwriter reasonably objects.

(b)                                 Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective if such amendment does not become effective upon filing under Rule 462(e), and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) under the Securities Act were received in a timely manner by the Commission.

(c)                                  Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. (i) If the Disclosure Package is being used to solicit offers to buy the Common Shares and any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Underwriter of any such event or condition), or if in the reasonable opinion of the Underwriter it is otherwise necessary to amend or supplement the Disclosure Package, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package, to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish to the Underwriter and to dealers, at its own expense, amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Disclosure Package, as amended or supplemented, will comply with law. (ii) If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Registration Statement or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Underwriter of any such event or condition), or if in the reasonable opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Registration Statement or the Prospectus, to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriter and to dealers, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

(d)                                 Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Common Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule A hereto. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e)                                  Copies of the Registration Statement and the Prospectus. The Company will furnish to the Underwriter and counsel for the Underwriter signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments or supplements thereto and the Disclosure Package as the Underwriter may reasonably request.

(f)                                    Blue Sky Compliance. The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)                                 Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(h)                                 Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(i)                                     Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering the twelve-month period beginning the date after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(j)                                     Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Common Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(k)                                  Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq Global Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

(l)                                     Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements, if any, of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(m)                               Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Common Shares on the Nasdaq Global Market.

(n)                                 Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may file a registration statement on Form S-8 and may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus, employment agreement or other stock plan or arrangement described in the Prospectus, but only if a sale, offer, disposal of or other transfer by the recipient of any such shares, options, or shares received upon exercise of such options, would not require a filing or public announcement by any party under the Exchange Act in connection with such transfer or distribution. In addition, during the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company shall not consent or agree in any manner, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), to the amendment or waiver of any agreement or provision, including, without limitation, any Registration Rights Agreement, restricting the ability of the Company’s securityholders to, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file an registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares). Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Underwriter and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(i) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(o)                                 Compliance with Sarbanes-Oxley Act. Until the completion of the distribution of the Common Shares, the Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(p)                                 Future Reports to the Underwriter. During the period of three years hereafter, to the extent such information is not available on the Commission’s website or the Company’s website, the Company will furnish to the Underwriter (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock, provided that the filing of such reports and communications through the Commission’s EDGAR system shall be deemed to satisfy this Section 3(p).

(q)                                 Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company or its subsidiary to register as an investment company under the Investment Company Act.

(r)                                    No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

The Underwriter, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Covenant of the Underwriter. The Underwriter certifies to and covenants with the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Base Prospectus, (ii) any Issuer Free Writing Prospectus identified on Schedule A, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

SECTION 5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriter, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Prospectus and any Prospectus wrapper, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Underwriter, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, the FINRA’s review and approval of the Underwriter’s participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq Global Market, (ix) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Common Shares, (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement and (xi) all costs and expenses of the Underwriter, including fees and disbursements of counsel for the Underwriter, in connection with the sale of the Common Shares outside of the United States. Except as provided in this Section 5, Section 7, Section 9 and Section 10 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of their counsel.

SECTION 6.  Conditions of the Obligations of the Underwriter.  The obligations of the Underwriter to purchase and pay for the Common Shares as provided herein on the Closing Date and, with respect to the Optional Common Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Sections 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Common Shares, as of the Subsequent Closing Date as though then made, and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Accountants’ Comfort Letters.  On the date hereof, the Underwriter shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b)           Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.  For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Common Shares, any Subsequent Closing Date:

(i)            the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B under the Securities Act, and such post-effective amendment shall have become effective;

(ii)           all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 under the Securities Act;

(iii)          no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv)          the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Common Shares, any Subsequent Closing Date:

(i)            in the judgment of the Underwriter there shall not have occurred any Material Adverse Change;

(ii)           there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 which is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Common Shares as contemplated by the Registration Statement and the Prospectus; and

(iii)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or its subsidiary by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)           Opinion of Counsel for the Company.  On each of the Closing Date and any Subsequent Closing Date, the Underwriter shall have received the favorable opinion of Covington & Burling LLP, counsel for the Company, dated as of such Closing Date or Subsequent Closing Date, the form of which is attached hereto as Exhibit A.

(e)           Letter and Opinions of Special Patent Counsel for the Company.  On each of the Closing Date and any Subsequent Closing Date the Underwriter shall have received (i) a letter from the Company’s special patent counsel for Zanaflex, dated as of the Closing Date or Subsequent Closing Date, the form of which is attached hereto as Exhibit B, (ii) the favorable opinion of Klauber & Jackson LLC, special patent counsel for the Company, dated as of such Closing Date or Subsequent Closing Date, the form of which is attached hereto as Exhibit C and (iii) the favorable opinion of Pepper Hamilton LLP, special patent counsel for the Company, dated as of such Closing Date or Subsequent Closing Date, the form of which is attached hereto as Exhibit D.

(f)            Opinion of Counsel for the Underwriter.  On each of the Closing Date and any Subsequent Closing Date the Underwriter shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriter, dated as of such Closing Date or Subsequent Closing Date, in form and substance satisfactory to and addressed to, the Underwriter, with respect to the issuance and sale of the Common Shares, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)           Officers’ Certificate.  On each of the Closing Date and any Subsequent Closing Date, the Underwriter shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date or Subsequent Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing

Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsection (b) of this Section 6, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to such Closing Date or Subsequent Closing Date, there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date or Subsequent Closing Date; and

(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Subsequent Closing Date.

(h)           Bring-down Comfort Letters.  On each of the Closing Date and any Subsequent Closing Date the Underwriter shall have received from KPMG LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

(i)            Lock-Up Agreement from Certain Securityholders of the Company.  On or prior to the date hereof, the Company shall have furnished to the Underwriter an agreement in the form of Exhibit E hereto from each director and officer of the Company listed on Schedule C, with such changes therefrom for any individual officer or director as the Underwriter shall approve, and such agreement shall be in full force and effect on each of the Closing Date.

(j)            Listing.  The Common Shares shall have been approved for inclusion, subject only to official notice of issuance, on the Nasdaq Global Market, and satisfactory evidence of such shall have been provided to the Underwriter.

(k)           Additional Documents.  On or before each of the Closing Date and any Subsequent Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, certificates, agreements, opinions and other documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Common Shares, at any time prior to any Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 9 and Section 10 hereof shall at all times be effective and shall survive such termination.

SECTION 7.  Reimbursement of Underwriter’s Expenses.  If this Agreement is terminated pursuant to Section 6, Section 8 or Section 12 hereof, or if the sale to the Underwriter of the Common Shares on the Closing Date or any Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 8.  Effectiveness of This Agreement.  This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Underwriter of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 5 and 7 hereof, (b) of the Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 hereof shall at all times be effective and shall survive such termination.

SECTION 9.  Indemnification.

(a)   Indemnification of the Underwriter by the Company.  The Company agrees to indemnify and hold harmless the Underwriter, its directors, officers, employees and agents, and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or any “roadshow” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse the Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of one counsel chosen by the Underwriter) as such expenses are reasonably incurred by such Underwriter, its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Section 9(b) hereof.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Indemnification of the Company, Its Directors and Officers.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers, employees and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show are the statements set forth in the eighth through and including the twelfth paragraphs under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Underwriter in the case of Section 9(b) and 10 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 10.  Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Common Shares as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(b) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9(b) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(b) hereof for purposes of indemnification.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, each director, officer, employee and agent of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

SECTION 11.  [Reserved.]

SECTION 12.  Termination of This Agreement.  Prior to the Closing Date and, with respect to the Optional Common Shares, any Subsequent Closing Date, this Agreement may be terminated by the Underwriter by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market, or trading in securities generally on either the Nasdaq Global Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any substantial change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 5 and 7 hereof, (b) the Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 hereof shall at all times be effective and shall survive such termination.

SECTION 13.  No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that:  (i) the purchase and sale of the Common Shares pursuant to this Agreement, including the determination of the public offering price of the Common Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has neither assumed nor will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the

Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 14.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement (A) will remain in full force and effect, regardless of any (i) investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or employees of the Underwriter, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be, or (ii) acceptance of the Common Shares and payment for them hereunder any (B) will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

SECTION 15.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New york 10005

Attention:  Syndicate Manager

with copies to:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New york 10005

Attention:  General Counsel

and

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Facsimile:  (646) 848-8244

Attention:  Danielle Carbone, Esq.

If to the Company:

Acorda Therapeutics, Inc.

15 Skyline Drive

Hawthorne, New York 10532

Facsimile:  (914) 206-3949

Attention:  Dave Lawrence, Chief Financial Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 16.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Common Shares as such from the Underwriter merely by reason of such purchase.

SECTION 17.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18.  Governing Law and Consent to Jurisdiction.

(a)           Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b)           Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19.  General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 hereof and the contribution provisions of Section 10 hereof, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ACORDA THERAPEUTICS, INC.

By:	/s/ Ron Cohen, M.D.
	Name:	Ron Cohen, M.D.
	Title:	Chief Executive Officer, President

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jeffrey B. Rosichan
	Name:	Jeffrey B. Rosichan
	Title:	Managing Director

SCHEDULE A

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE B

Number and Price of Common Shares

Underwriter	Deutsche Bank Securities Inc.
Price per share:	$28.50
Offering size:	4,000,000 shares
Option:	600,000 shares, if the Underwriter exercises its option to purchase additional shares in full
Closing Date:	August 12, 2008

SCHEDULE C

Director and Officers Subject to Lock-Up Agreements

Ron Cohen, M.D.

Andrew R. Blight, Ph.D

David Lawrence, M.B.A.

Jane Wasman, J.D.

Barry Green

Lorin J. Randall

Steven M. Rauscher

Ian Smith

Wise Young, Ph.D, M.D.